Exhibit 99.1

June 30, 2011

Qinghai SanJiang A Power Agriculture Co. Ltd. Receives Development Grants from the China Government for Expansion and a new Enzyme Production Facility

GUANGZHOU, China, June 30th, 2011 —Sino Agro Food, Inc. (Pink Sheet: SIAF), an emerging integrated, diversified agriculture technology and organic food company with subsidiaries operating in China, is pleased to announce Qinghai SanJiang A Power Agriculture Co. Ltd. (“SJAP”), a joint venture project of Sino Agro Food, Inc., has been approved for approximately $1.27M USD in development grants for the year 2011.

SJAP also completed the design and engineering plans for the construction of a new Enzyme production facility to be located at the Company’s current cattle operations in the County of HuangYuan, outside the City of Xining, Qinghai Province, China.  SJAP is a sino-foreign joint venture company incorporated in the PRC, engaged in manufacturing of bio-organic fertilizer, livestock feed, cash crops farming and beef cattle rearing and fattening of which Sino Agro Food currently holds a 45% equity interest. Sino Agro Food, Inc. is now preparing arrangements and documentation to bring its holding to 60% equity interest on or before October 2011, making SJAP a majority owned subsidiary.

The new production facility will produce the cold weather enzyme for use in all Sino Agro Food operations. Construction of the new facility is estimated to cost approximately $2M USD of which the HuangYuan government intends to provide up to 50% of the cost in development grants.

SJAP currently has a total of 8 demonstration cattle houses in operation holding approximately 860 head of cattle. Plans call for increasing the number of cattle houses to over 22, estimated to be completed within year 2012, which will allow for an annual capacity of 5,000 head of cattle to be fattened each year.

Construction has begun at SJAP to also include a new underground slurry system to move cattle waste from operations to a new Mash Gas station that is planned to be built in 2012. This project also will be eligible for Government grants up to 100% of development costs.

Mr. Lee Solomon, Sino Agro Food, Inc. CEO, stated, “With a new focus on agriculture coming out of the recent G20 meeting and China’s recently adopted 5-Year Plan, we expect continued support by local governments in China for our projects. We are very optimistic based on the support we already have received from local governments for our fish and beef demonstration farms that, once our operations are up and fully running, we will continue to enjoy government support as we move to franchise operations across China. The opportunity for these development grants should provide incentive to both investors and local governments to take an interest in our franchised programs.”

ABOUT SINO AGRO FOOD, INC.

Sino Agro Food, Inc. (“SIAF”) (http://www.sinoagrofood.com) and (http://www.siafchina.com) is an integrated, diversified agricultural technology and organic food company focused on developing, producing and distributing agricultural products in the Peoples Republic of China. The Company intends to focus on meeting the increasing demand of China’s rising middle class for gourmet and high-quality food items. Current lines of business include the manufacture and distribution of beef and lamb products, fish products, bio-organic fertilizer, stock feed, cash crops and hylocereus undatus plantations.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” relating to the business of SIAF and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “believes, expects” or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on SIAF’s current expectations and beliefs concerning future developments and their potential effects on SIAF.  There can be no assurance that future developments affecting SIAF will be those anticipated by SIAF. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. SIAF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Sino Agro Food, Inc.
CEO Mr. Solomon Lee
Phone: 86-20-22057860
info@siafchina.com

Investor Relations (US and Europe)
Mr. Chad Sykes
Chad.Sykes@sinoagrofood.com